EXHIBIT 10.1
SITEL WORLDWIDE CORPORATION
STOCK PURCHSE AGREEMENT
[US]

This is a Stock Purchase Agreement (this "Agreement") effective as of December 31, 2012, by and between SITEL Worldwide Corporation (the "Company"), a Delaware corporation, 3102 West End Avenue, Suite 1000, Nashville, Tennessee 37203 and Dagoberto Quintana, who resides at 559 Ocean Cay Drive, Key Largo, FL 33037 ("Employee").
Recitals
A.    In consideration of Employee's continued employment with the Company and the desire to align the interests of management with the Company's shareholders, the Company wishes to sell Employee shares of the Class A common stock of the Company (“Stock”) at a discount to the $0.40 fair market value of the Stock (as approved by the Company’s Audit Committee), subject to the terms and conditions of this Agreement.
B.    The Company and Employee deem it to be in their mutual best interests to provide for certain restrictions on the transfer of the Stock, and for the purchase by the Company of such Stock upon the occurrence of certain events. The Company and Employee believe that such restrictions will minimize the business disruption that could result from transfers not made in accordance with this Agreement.
Agreement
NOW THEREFORE, in consideration of the mutual benefits and covenants of the parties set forth in this Agreement, the parties agree as follows:
Section 1 --Stock Purchase
1.1    Purchase Terms. Employee hereby purchases from the Company one million (1,000,000) shares of Stock (each a "Share", collectively the "Shares") at a purchase price of $0.175 per share for a total purchase price of $175,000 (the “Purchase Price”), which shall be paid no later than 30 days after the date of this Agreement. Such Shares shall be evidenced by stock certificates issued as soon as practicable following payment of the Purchase Price. If such payment is not made within 30 days after the date of this Agreement, this Agreement shall be null and void and any partial payment of the Purchase Price shall be immediately refunded to Employee.
1.2    Taxes. Employee shall make arrangements satisfactory to the Company to pay to the Company all federal, state, local and other taxes (“Taxes”) required to be withheld with respect to purchase of the Shares by Employee pursuant to Section 1.1. Employee authorizes to withhold from Employee’s next regular payment of compensation an amount sufficient to pay all such Taxes unless Employee has paid the Company the full amount of such Taxes as of the effective date of such payroll withholding.
1.3    Employee Representations.

(i)As a senior officer of the Company and otherwise, Employee has had available to him and is familiar with the current and historical balance sheets and income statements of the Company as well as recent appraisals of the value of the Stock prepared by Deloitte & Touche LLP. Employee has carefully reviewed the financial and other information about the Company and understands the information in those financial statements. Employee acknowledges that all documents, records and books which he has requested pertaining to this investment have been made available for inspection by him;

(ii)    Employee acknowledges that he has had a reasonable opportunity to ask questions of and receive information and answers from a person or persons acting on behalf of the Company concerning the offering of the Shares and, as Employee may deem necessary, to verify the information contained in the Company financial information given to him, and all such questions have been answered and all such information has been provided to the full satisfaction of Employee;

(iii)    Employee understands that (i) there is currently no established market for the sale of the Shares and it is not anticipated that such a market will develop, (ii) the Shares are subject to significant transfer restrictions set forth in the Stockholder’s Agreement, and (iii) Employee may not be able to readily sell or dispose of the Shares.

(iv)    Within five days after receipt of a request from the Company, Employee hereby agrees to provide such information and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

1.4    Securities Law Compliance. The sale and issuance of Shares to Employee pursuant to this Agreement shall be made in accordance with registration requirements of U.S. federal and state securities law, or shall be in accordance with an exemption from those registration requirements. Transferability of such Shares is subject to restrictions imposed by the applicable U.S. federal and state (and other) securities laws, and one or more restrictive legends will be placed on the share certificates. Such restrictive legends shall indicate that the Shares were isued pursuant to this Agreement and transfer of such Shares is subject to the limitations in this Agreement. Employee hereby agrees that he is acquiring such Shares for Employee's own account for investment and not with the view to any resale or redistribution thereof, and not on behalf of any other person. Employee further agrees not to sell Shares except in accordance with, or pursuant to, an exemption from the registration requirements of the Securities Act of 1933 and any applicable state or other securities laws. The following legend shall be placed upon each certificate evidencing Shares:
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH NOR APPROVED OR

DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE AND SUCH REGISTRATION IS NOT CONTEMPLATED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED IN WHOLE OR IN PART IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
A STOCKHOLDER’S AGREEMENT HAS BEEN ENTERED INTO BETWEEN THE SHAREHOLDER AND THE COMPANY AND HAS BEEN DELIVERED TO THE SECRETARY TO BE KEPT ON FILE AT THE COMPANY'S REGISTERED OFFICE. THAT AGREEMENT IMPOSES VARIOUS RESTRICTIONS UPON THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND CREATES VARIOUS OPTIONS, RIGHTS AND INTERESTS WITH RESPECT TO THOSE SHARES.

1.5    Full-Dilution; Exchange or Conversion; Cooperation.

(i)     The Shares represented hereby are outstanding and will be taken into account in all outstanding or fully-diluted calculations as required. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, share combination, or other change in the corporate structure of the Company affecting the number or attributes of the outstanding Stock of the Company, such change shall apply to the Shares in the same manner as to all Stock of the Company.

(ii)     In the event of a transaction which results in the Stock being exchanged for or converted into securities (the "New Securities") of another entity (the "New Entity"), which may or may not be an entity subject to U.S. tax and/or securities laws, the issue of any such New Securities is subject to compliance with the laws, rules and regulations of all jurisdictions and regulatory authorities applicable thereto, and to the requirements of any stock exchange or other market on which the New Securities may be listed or quoted. Employee agrees (a) to comply with all applicable laws, rules, regulations and requirements, (b) to furnish to the Company and/or the New Entity any information, report and/or undertakings required to comply with all applicable laws, rules, regulations and requirements and (c) to fully cooperate with the Company and/or the New Entity in complying with all applicable laws, rules, regulations and requirements.
Section 2 -- Additional Restrictions on Transfer – Stockholders' Agreement.
As a condition to issuance of Shares hereunder, Employee must sign a joinder agreement in the form attached hereto as Exhibit 1 to be bound by the Company's Amended and Restated Stockholders' Agreement (the “Stockholder’s Agreement”) dated August 15, 2000, as amended (to the extent such agreement has not been previously signed or joined). The Stockholders' Agreement includes certain restrictions on transfer of the Shares.

Section 3 -- Miscellaneous
3.1    Severability. Each provision of this Agreement is intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder.
3.2    Headings. The headings used in this Agreement have been included for ease of reference, and shall not be considered in the interpretation or construction of this Agreement.
3.3    Governing Law. The laws of the State of Tennessee shall govern the validity, construction, interpretation and enforcement of this Agreement, without regard to or application of its conflicts of law principles.
3.4    Notices. All notices, approvals, consents and demands required or permitted under this Agreement shall be in writing and sent by hand delivery, facsimile, overnight mail, certified mail or registered mail, postage prepaid, to the Company at its address shown in the preamble of this Agreement (Attention: Chief Legal Officer), or to Employee at Employee's address shown in such preamble, and shall be deemed given when delivered by hand delivery, transmitted by facsimile or mailed by overnight, certified or registered mail. Either party may specify a different address by notifying the other party in writing of the different address.
3.5    Pronouns and Number. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter gender.
3.6    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
3.7    Modification. This Agreement may be altered in whole or in part at any time only by amending this Agreement by a written instrument signed by the Company and Employee.
3.8    Complete and Final Agreement. This Agreement contains the complete and final expression of the agreement between the parties with respect to the subject matter hereof.
3.9    Effect on Other Plans. Except as may be otherwise and specifically stated in any other employee benefit plan, policy or program, compensation realized under this Agreement shall not be treated as compensation for any purposes of calculating Employee's benefit under any such plan, policy or program.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.
SITEL Worldwide Corporation
(the "Company")
By: /s/ David Beckman

Title: Chief Legal Officer and Secretary

    ("Employee")
/s/ Dagoberto Quintana
Dagoberto Quintana

EXHIBIT 1
Joinder Agreement

JOINDER AGREEMENT

December 31, 2012

Reference is made to that certain Amended and Restated Stockholders Agreement, dated as of August 15, 2000, a copy of which is attached hereto (as amended and in effect from time to time, the "Stockholders Agreement"), among SITEL Worldwide Corporation, a Delaware corporation (the "Corporation"), and the securityholder parties.

The undersigned signatory, in order to become the owner or holder of shares of any class of the common stock of the Corporation, by virtue of the issuance by the Corporation of shares of Common Stock to such signatory and/or the transfer of shares of Common Stock to such signatory, hereby agrees that by the undersigned's execution hereof, the undersigned is a party to the Stockholders Agreement subject to all of the rights, restrictions, conditions and obligations applicable to the Stockholders (as that term is defined in the Stockholders Agreement) set forth in the Stockholders Agreement. This Joinder Agreement shall take effect and shall become a part of said Stockholders Agreement as of the date first written above (or, if earlier, the effective date of the relevant issuance or transfer of the shares of Common Stock to the undersigned).

By:        /s/ Dagoberto Quintana
Name:    Dagoberto Quintana
(Print Name)

Title: Chief Executive Officer

ACCEPTED:

SITEL WORLDWIDE CORPORATION

By:    /s/ David Beckman

Name:    David Beckman

Title:    Chief Legal Officer and Secretary